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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Presstek, Inc. on Form S-8 of our report dated March 15, 1995 appearing in the Annual Report on Form 10-K of Presstek, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche, LLP
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DELOITTE & TOUCHE, LLP
Bedford, New Hampshire


July 17, 1995